Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations Contact:
Raphael Gross
203-682-8253
investors@frgi.com

Fiesta Restaurant Group, Inc. Reports Third Quarter 2020 Comparable Restaurant Sales
Improvement in Comparable Restaurant Sales Trend Extended Through the Third Quarter
Pollo Tropical and Taco Cabana Adjusted EBITDA Margins for Third Quarter Expected to be Above Same Period Last Year
Total Debt Reduced from $56 Million on July 31 to $42 million on September 27

DALLAS, Texas – (Business Wire) – October 5, 2020 - Fiesta Restaurant Group, Inc. ("Fiesta" or the "Company") (NASDAQ: FRGI), parent company of the Pollo Tropical® and Taco Cabana® restaurant brands, today reported comparable restaurant sales for the 13-week third quarter 2020, which ended on September 27, 2020. The Company also provided a liquidity update.

Fiesta President and Chief Executive Officer Richard Stockinger said, "We are very encouraged by the continued improvement in comparable restaurant sales at both brands during the third quarter. Pollo Tropical's comp sales acceleration was the most significant, improving from -31.6% in the second quarter to -11.1% in the third quarter, including sequential monthly comp momentum within the third quarter to -8.7% in September. Taco Cabana's comp sales increased 500 basis points from the second quarter to -14.2% in the third quarter. The sales acceleration at both brands was realized despite our dining rooms being closed across most units for the majority of the quarter along with continued challenges in terms of COVID and economic conditions in Florida and Texas. In addition, we expect Pollo Tropical and Taco Cabana Adjusted EBITDA margins(1) for the third quarter will be above the second quarter and year ago period."

Mr. Stockinger continued, "We have been taking ongoing steps to ensure a safe operating environment throughout this crisis. Effective July 12, we made the decision to close all of our dining rooms to ensure team member and guest safety, and recently began to evaluate re-opening dining rooms in select markets and locations. We continue to operate all of our restaurants for drive-thru, delivery and pickup, and we are accelerating efforts to better enable our customers to enjoy our brands safely and conveniently across all channels. We made very good progress during the third quarter on off-premise initiatives including the launch of curbside pickup capability at all units, the release of a greatly-enhanced online experience for each brand including easier to use apps, and expanded delivery options."

Mr. Stockinger concluded, "Regarding liquidity, since July 31, 2020 we reduced our total debt by $14 million to $42 million and our net revolver debt(2) by $21 million to $27 million as of September 27, 2020. The net revolver debt reduction was funded by cash flow from operations and the sale or sale-leaseback of four Company owned properties. We currently have offers or contracts in place for the sale or sale-leaseback of all 12 remaining Company owned properties being marketed, with additional transactions expected to close in the fourth quarter to enable further debt paydown, although there can be no assurance that such transactions will be completed during the fourth quarter or at all. We are also exploring the potential refinancing of our current credit agreement, although we cannot make any assurance of the timing or certainty of completing any refinancing transactions at this time."
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(1)
Adjusted EBITDA as a percentage of total revenue for each brand. Adjusted EBITDA for each of our segments is the primary measure of segment profit or loss used by our chief operating decision maker for purposes of allocating resources to our segments and assessing their performance.

(2)
Total debt is comprised of finance lease obligations of $2.0 million and $1.9 million as of July 31, 2020 and September 27, 2020, respectively, and outstanding revolving credit facility borrowings. We define net revolver debt as outstanding revolving credit facility borrowings plus outstanding letters of credit less unrestricted cash balance as defined in our credit agreement (generally cash in bank less outstanding payments), which were $54.0 million, $3.5 million and $9.1 million, respectively, as of July 31, 2020 and $39.9 million, $3.5 million and $16.0 million, respectively, as of September 27, 2020. Net revolver debt is a non-GAAP measure which we believe assists investors in understanding of our management of our overall liquidity and financial flexibility.

Comparable Restaurant Sales Summary
The Company indicated that it is releasing comparable sales and liquidity status commentary on a more frequent basis as a result of the rapidly changing economic environment and conditions related to the COVID-19 pandemic, consistent with many other peer companies in the restaurant segment. The Company will continue to evaluate the benefits of this temporary change in disclosure practices as the economic and COVID-19 pandemic conditions evolve.

	Fiscal July	Fiscal August	Fiscal September	Third Quarter 2020
Pollo Tropical	-13.8%	-10.8%	-8.7%	-11.1%
Taco Cabana	-14.4%	-14.1%	-14.2%	-14.2%
Third quarter comparable restaurant sales at Pollo Tropical benefited from the negative impact of Hurricane Dorian in 2019. After adjusting for the impact of that named storm, 2020 third quarter comparable sales would have been approximately 140 basis points lower.
Third Quarter Earnings Call
Fiesta also announced that it will host a conference call to review third quarter 2020 results on Wednesday, November 4, 2020 at 4:30 P.M. ET. A press release containing third quarter 2020 results will be issued after market close that same day.
The conference call can be accessed live over the phone by dialing 1-631-891-4304. A replay will be available after the call until Wednesday, November 11, 2020 and can be accessed by dialing 1-412-317-6671. The passcode is 10011317. The conference call will also be webcast live and archived on the corporate website at www.frgi.com, under the "Investor Relations" section.
About Fiesta Restaurant Group, Inc.
Fiesta Restaurant Group, Inc., owns, operates and franchises the Pollo Tropical® and Taco Cabana® restaurant brands. The brands specialize in the operation of fast casual/quick service restaurants that offer distinct and unique flavors with broad appeal at a compelling value. The brands feature fresh-made cooking, drive-thru service and catering. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.
Forward Looking Statements
Certain statements contained in this news release and in our public disclosures, whether written, oral or otherwise made, relating to future events, including the potential or planned sale or sale-leaseback of Company owned properties and potential refinancing of our current credit facility, or future performance, including any discussion, express or implied regarding the impact of the COVID-19 pandemic and our initiatives on future sales, margins, operating profit, cash liquidity and earnings contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words "may," "might," "believes," "thinks," "anticipates," "plans," "positioned," "target," "continue," "expects," "look to," "intends" and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 29, 2019 and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.